Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
stacey.jones@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL TECHNOLOGIES REPORTS THIRD QUARTER RESULTS, RAISES FULL-YEAR 2026 OUTLOOK

•Sales of $5.0 billion, up 1% reported (7% organic1) driven by broad-based growth across all segments
•Operating margin of 14.8%, up 640 basis points; segment margin1 of 21.3%, up 370 basis points
•Earnings per share (EPS) of $2.40, down 20% due to one-time gain in prior year; adjusted EPS1 of $2.27, up 34%
•Operating cash of $0.6 billion; free cash flow1 of $0.7 billion, with conversion1 of 95%
•Raising full-year organic revenue, adjusted EPS and free cash flow guidance; expect segment margin to be at previous high end of guidance

CHARLOTTE, N.C., October 22, 2026 -- Honeywell Technologies (NASDAQ: HON) today announced financial results for the third quarter of 2026.
The company reported third-quarter sales of $5.0 billion, up 1% reported and 7% organic1, driven by broad-based strength across all three segments, pricing actions, and continued demand across key end markets. Backlog increased 7% year over year to nearly $19 billion, excluding Warehouse and Workflow Solutions (WWS) and Productivity Solutions and Services (PSS) divestitures in 3Q 2026.
Operating income increased 79% and segment profit1 increased 23% driven by productivity, including elimination of stranded costs related to prior spin-offs and divestitures, pricing actions that more than offset inflation, and volume leverage. Operating margin of 14.8% increased 640 basis points and segment margin1 of 21.3% expanded 370 basis points, led by Industrial Automation and Building Automation.
Reported EPS decreased 20% primarily due to a one-time gain from the Resideo termination agreement in prior year. Excluding the impact of this and other items, adjusted earnings per share1 increased 34% year over year to $2.27 driven by organic sales growth, higher segment profit, and lower net interest expense.
Finally, operating cash flow of $607 million decreased 74% primarily due to the one-time settlement from the Resideo termination agreement in prior year, while free cash flow1 of $688 million increased 15%, with free cash flow conversion1of 95%, driven by higher operating income and lower capital expenditures.

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Honeywell Technologies Q3’26 Results - 2

Management Commentary
“Honeywell Technologies delivered strong results across the business in our first quarter as a standalone company. Continued momentum across all three segments, together with our improving position in high-growth verticals, translated to 7% organic sales growth, above the three-year target set at our June Investor Day. This performance, coupled with continued progress reducing fixed cost, enabled adjusted operating income to increase at more than three times the rate of sales, while adjusted EPS rose 34%, well ahead of our expectations for the quarter. As a result of this strong performance, we are raising our full-year 2026 outlook, which gives me great confidence in our long-term strategy and our ability to deliver on our 2029 targets,” said Chairman and Chief Executive Officer Vimal Kapur.

Table 1: Summary of Financial Results
(Dollars in millions, except per share amounts)

	3Q 2026	3Q 2025	Change
Sales	$4,994	$4,929	1%
Organic[1] Growth			7%
Operating Income	$740	$413	79%
Operating Income Margin	14.8%	8.4%	640 bps
Segment Profit[1]	$1,062	$866	23%
Segment Margin[1]	21.3%	17.6%	370 bps
Earnings Per Share - Continuing Operations	$2.40	$2.99	(20%)
Adjusted Earnings Per Share[1]	$2.27	$1.70	34%
Cash Flow from Operations - Continuing Operations	$607	$2,306	(74%)
Free Cash Flow[1,4]	$688	$599	15%

Table 2: Summary of Segment Financial Results
(Dollars in millions)

BUILDING AUTOMATION	3Q 2026	3Q 2025	Change
Sales	$2,020	$1,878	8%
Organic[1] Growth			8%
Segment Profit	$546	$502	9%
Segment Margin	27.0%	26.7%	30 bps
PROCESS AUTOMATION AND TECHNOLOGY
Sales	$1,859	$1,598	16%
Organic[1] Growth			8%
Segment Profit	$412	$389	6%
Segment Margin	22.2%	24.3%	(210) bps
INDUSTRIAL AUTOMATION
Sales	$1,115	$1,450	(23%)
Organic[1] Growth			4%
Segment Profit	$205	$216	(5%)
Segment Margin	18.4%	14.9%	350 bps

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Honeywell Technologies Q3’26 Results - 3

Building Automation sales grew 8% organically1 year over year. Building products grew 11%, fueled by the fire and security businesses, while building solutions grew 4% on continued strength in services. Segment margin expanded 30 basis points to 27.0%, benefiting from volume leverage and pricing actions that offset inflation.
Process Automation and Technology sales increased 8% organically1 year over year. Project sales grew 14% led by continued growth in LNG and petrochemical projects, while aftermarket grew 4% driven primarily by refining demand. Margins contracted 210 basis points as expected driven by project mix and dilution from the acquisition of Johnson Matthey’s Catalyst Technologies business.
Industrial Automation sales grew 4% organically1 year over year led by 16% growth in solutions, driven primarily by industrial measurement and utilities. Products were flat year over year with double-digit growth in sensing largely offset by industry-wide meter deployment deferrals in utilities. Segment margin expanded 350 basis points year over year to 18.4%, driven primarily by price and productivity actions, partially offset by inflation.

Table 3: Full-Year 2026 Guidance1

	Previous Guidance	Current Guidance
Sales	$19.8B - $20.0B	$20.0B - $20.1B
Organic Growth	3% - 4%	4% - 5%
Segment Margin[2]	20.1% - 20.5%	~20.5%
Expansion	Up 250 - 290 bps	Up ~290 bps
Adjusted Earnings Per Share[2,3]	$8.05 - $8.35	$8.40 - $8.45
Adjusted Earnings Growth[3]	25% - 29%	30% - 31%
Operating Cash Flow	~$2.1B	~$2.1B
Free Cash Flow[4]	~$2.0B	~$2.1B

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin and adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, and any potential future one-time items that we cannot reliably predict or estimate.

4	With respect to historical periods, free cash flow adjusts for capital expenditures, separation-related cost payments, Resideo indemnification and reimbursement agreement termination payment, cash payment for settlement of the divestiture of asbestos liabilities, and cash flows attributable to Quantinuum. With respect to the company’s outlook for 2026, free cash flow adjusts for capital expenditures, separation-related cost payments, and cash flows attributable to Quantinuum.

Revised 2026 Guidance
Honeywell Technologies is raising its full-year outlook for organic revenue, adjusted EPS and free cash flow, and also now expects segment margin to be at the previous high end of guidance, following strong third quarter performance and continued momentum across the portfolio. The company now expects full-year sales of $20.0 billion to $20.1 billion with organic1 sales growth of 4% to 5%, and 5% to 6% organic1 growth in the fourth quarter; segment margin1 of approximately 20.5%, at the upper end of its previous guidance range, representing segment margin1 expansion of approximately 290 basis points; and adjusted earnings per share1 of $8.40 to $8.45, up 30% to 31%, representing a $0.23 increase from the midpoint of its previous guidance range. Finally, operating cash flow and free cash flow are now expected to be ~$2.1 billion each.

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Honeywell Technologies Q3’26 Results - 4

Conference Call Details
Honeywell Technologies will discuss its third-quarter results and full-year 2026 guidance for during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company's website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

About Honeywell Technologies
Honeywell Technologies is a global, pure-play automation company with a legacy of innovating to help solve the world's most mission-critical challenges, enhancing the quality of life for people and communities around the world. We serve the building, industrial, and process sectors with a broad portfolio of services, solutions, and products, underpinned by our Honeywell Technologies Accelerator operating system and Honeywell Technologies Forge intelligence layer. By combining the deep domain expertise of our more than 50,000 employees with decades of data from our global installed base, we are uniquely positioned to lead the industrial sector's transition from automation to autonomy. For more news and information on Honeywell Technologies, please visit Honeywell Technologies Newsroom.

Additional Information
Honeywell Technologies uses our Investor Relations website, investor.honeywell.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, including ongoing conflicts in the Middle East, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell Technologies' non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell Technologies basis;
•Segment profit margin, on an overall Honeywell Technologies basis;
•Organic sales growth;
•Free cash flow;
•Free cash flow conversion; and
•Adjusted earnings per share.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Technologies Q3’26 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Product sales	$3,628	$3,573	$10,856	$10,724
Service sales	1,366	1,356	4,148	3,979
Net sales	4,994	4,929	15,004	14,703
Costs, expenses and other
Cost of products sold	2,127	2,041	6,421	6,179
Cost of services sold	849	1,114	2,593	2,749
Total Cost of products and services sold	2,976	3,155	9,014	8,928
Research and development expenses	239	268	825	774
Selling, general and administrative expenses	1,039	1,093	3,078	3,372
Impairment of assets held for sale	—	—	311	15
Loss on debt extinguishment	—	—	241	—
Gain on deconsolidation of subsidiary	—	—	(6,629)	—
Other (income) expense	(389)	(957)	(301)	(1,124)
Interest and other financial charges	143	263	579	715
Total costs, expenses and other	4,008	3,822	7,118	12,680
Income from continuing operations before taxes and equity losses	986	1,107	7,886	2,023
Tax expense	60	153	1,378	427
Equity loss	147	—	412	—
Net income from continuing operations	779	954	6,096	1,596
Net (loss) income from discontinued operations	(103)	905	1,061	3,299
Net income	676	1,859	7,157	4,895
Less: Net (loss) income attributable to noncontrolling interest	12	34	(10)	51
Net income attributable to Honeywell Technologies	$664	$1,825	$7,167	$4,844
Earnings per share of common stock—basic:
Earnings per share of common stock from continuing operations—basic	$2.42	$3.01	$19.30	$5.02
Earnings per share of common stock from discontinued operations—basic	(0.33)	2.73	3.29	10.11
Total earnings per share of common stock—basic	$2.09	$5.74	$22.59	$15.13
Earnings per share of common stock—assuming dilution:
Earnings per share of common stock from continuing operations—assuming dilution	$2.40	$2.99	$19.19	$4.99
Earnings per share of common stock from discontinued operations—assuming dilution	(0.32)	2.72	3.27	10.05
Total earnings per share of common stock—assuming dilution	$2.08	$5.71	$22.46	$15.04
Weighted average number of shares outstanding - basic	317.5	317.7	317.3	320.2
Weighted average number of shares outstanding - assuming dilution	319.2	319.4	319.1	322.0

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Honeywell Technologies Q3’26 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales	2026	2025	2026	2025
Building Automation	$2,020	$1,878	$5,904	$5,396
Process Automation and Technology	1,859	1,598	5,051	4,656
Industrial Automation	1,115	1,450	4,039	4,627
Total Segment sales	4,994	4,926	14,994	14,679
Quantinuum	—	3	10	24
Total Net sales	$4,994	$4,929	$15,004	$14,703

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment profit	2026	2025	2026	2025
Building Automation	$546	$502	$1,584	$1,421
Process Automation and Technology	412	389	1,142	1,088
Industrial Automation	205	216	703	704
Corporate and All Other	(101)	(241)	(438)	(650)
Total Segment profit	1,062	866	2,991	2,563
Interest and other financial charges	(143)	(263)	(579)	(715)
Interest income[1]	50	85	207	247
Amortization of acquisition-related intangibles[2]	(131)	(135)	(352)	(364)
Impairment of assets held for sale	—	—	(311)	(15)
Stock compensation expense[3]	(104)	(22)	(182)	(115)
Pension ongoing income[4]	90	75	263	151
Other postretirement income[4]	2	3	6	11
Repositioning and other gains (charges)[5]	(17)	581	(133)	516
Loss on debt extinguishment	—	—	(241)	—
Divestiture-related costs[6]	(94)	(25)	(489)	(70)
Gain on deconsolidation of subsidiary	—	—	6,629	—
Equity loss	(147)	—	(412)	—
Gain (loss) on sale of non-strategic businesses and assets[1]	339	—	345	(30)
Other expense[7]	(68)	(18)	(128)	(36)
Quantinuum Loss[8]	—	(40)	(140)	(120)
Income before taxes	$839	$1,107	$7,474	$2,023

1	Amounts included in Other (income) expense.
2	Amounts included in Cost of products and services sold.
3	Amounts included in Selling, general and administrative expenses.
4	Amounts included in Cost of products and services sold (service cost component), Selling, general and administrative expenses (service cost component), Research and development expenses (service cost component), and Other (income) expense (non-service cost component).
5	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
6	Amounts included in Selling, general and administrative expenses, Research and development expenses, and Other (income) expense.
7
Amounts include the other components of Selling, general and administrative expenses and Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies from strategically aligned investments and trademark licensing income are included in segment profit.

8	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. Included in Net sales, Cost of products and services sold, Research and development expenses, Selling, general and administrative expenses, and Other (income) expense.
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Honeywell Technologies Q3’26 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$5,694	$12,273
Short-term investments	492	443
Accounts receivable, less allowances of $155 and $167, respectively	5,086	4,429
Inventories	2,056	1,677
Assets held for sale	—	2,492
Other current assets	988	841
Current assets of discontinued operations	—	8,232
Total current assets	14,316	30,387
Equity method investments	7,273	195
Long-term receivables and other investments	1,114	1,113
Property, plant and equipment—net	2,706	2,466
Goodwill	17,561	18,054
Other intangible assets—net	5,442	5,161
Deferred income taxes	199	156
Other assets	4,487	4,537
Assets of discontinued operations	—	11,612
Total assets	$53,098	$73,681
Liabilities
Current liabilities
Accounts payable	$3,592	$3,434
Commercial paper and other short-term borrowings	2,424	5,893
Current maturities of long-term debt	3,783	1,541
Accrued liabilities	5,112	5,063
Liabilities held for sale	—	1,198
Current liabilities of discontinued operations	—	6,285
Total current liabilities	14,911	23,414
Long-term debt	10,386	27,137
Deferred income taxes	1,561	815
Postretirement benefit obligations other than pensions	80	111
Other liabilities	3,506	3,986
Liabilities of discontinued operations	—	3,188
Shareowners' equity	22,654	15,030
Total liabilities and shareowners’ equity	$53,098	$73,681
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Honeywell Technologies Q3’26 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$676	$1,859	$7,157	$4,895
Less: Net income from discontinued operations	(103)	905	1,061	3,299
Net income from continuing operations	779	954	6,096	1,596
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities
Depreciation	70	72	215	206
Amortization	186	176	483	510
Gain on deconsolidation of subsidiary	—	—	(6,629)	—
Equity loss (income) of affiliated companies	157	(2)	397	(14)
(Gain) loss on sale of non-strategic businesses and assets	(346)	—	(351)	29
Impairment of assets held for sale	—	—	311	15
Loss on debt extinguishment	—	—	241	—
Repositioning and other charges	13	(583)	133	(516)
Net payments for repositioning and other charges	(21)	(93)	(119)	(307)
Resideo indemnification and reimbursement agreement termination payment	—	1,590	—	1,590
Pension and other postretirement income	(91)	(80)	(268)	(164)
Pension and other postretirement benefit payments	3	(3)	(6)	(13)
Stock compensation expense	104	23	182	115
Deferred income taxes	(533)	(142)	687	(248)
Other	(322)	(56)	(2)	(362)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(217)	93	(546)	(344)
Inventories	(18)	(23)	(50)	(297)
Other current assets	126	4	(206)	(168)
Accounts payable	(178)	196	44	376
Accrued liabilities	1,019	(112)	567	510
Income taxes	(124)	292	(247)	96
Net cash provided by operating activities from continuing operations	607	2,306	932	2,610
Net cash (used for) provided by operating activities - discontinued operations	(488)	982	(189)	2,594
Net cash provided by operating activities	119	3,288	743	5,204
Cash flows from investing activities
Capital expenditures	(77)	(150)	(369)	(375)
Increase in investments	(266)	(384)	(771)	(1,064)
Decrease in investments	215	295	728	1,047
Receipts (payments) from settlements of derivative contracts	(2)	12	123	(403)
Cash paid for acquisitions, net of cash acquired	(1,743)	(38)	(1,763)	(2,201)
Deconsolidation of subsidiary cash	—	—	(623)	—
Proceeds from sale of business, net of cash transferred	1,448	—	1,454	1,157
Net cash used for investing activities from continuing operations	(425)	(265)	(1,221)	(1,839)
Net cash used for investing activities from discontinued operations	—	(223)	(252)	(529)
Net cash used for investing activities	(425)	(488)	(1,473)	(2,368)
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Honeywell Technologies Q3’26 Results - 9

Cash flows from financing activities
Proceeds from issuance of commercial paper and other short-term borrowings	4,502	7,308	12,413	19,171
Payments of commercial paper and other short-term borrowings	(4,558)	(6,721)	(15,882)	(16,711)
Proceeds from issuance of common stock	47	42	246	140
Proceeds from issuance of long-term debt	—	—	—	4,035
Payments of long-term debt	(1,501)	(246)	(14,688)	(1,555)
Repurchases of common stock	—	(100)	(1,000)	(3,704)
Cash dividends paid	(240)	(735)	(1,816)	(2,214)
Pre-separation funding	—	—	15,835	—
Spin-off cash	(1,000)	—	(1,000)	—
Other	(21)	233	(125)	198
Net cash used for financing activities	(2,771)	(219)	(6,017)	(640)
Effect of foreign exchange rate changes on cash and cash equivalents	22	—	(46)	167
Net (decrease) increase in cash and cash equivalents	(3,057)	2,581	(6,793)	2,363
Cash and cash equivalents at beginning of period	8,751	10,349	12,487	10,567
Cash and cash equivalents at end of period	$5,694	$12,930	$5,694	$12,930
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Honeywell Technologies Q3’26 Results - 10

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which reconciliations are attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell Technologies’ businesses.

As indicated herein, certain forward-looking non-GAAP financial measures are not reconciled because management cannot reliably predict or estimate certain items for the reasons specified herein with respect to each non-GAAP financial measure.
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Honeywell Technologies Q3’26 Results - 11

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

Three Months Ended September 30, 2026
Honeywell Technologies
Reported sales percent change	1%
Less: Impact of divestitures to the prior period	(8)%
Reported sales percent change, adjusted for impact of divestitures	9%
Less: Foreign currency translation	—%
Less: Acquisitions	2%
Less: Other	—%
Organic sales percent change	7%

Building Automation
Reported sales percent change	8%
Less: Impact of divestitures to the prior period	—%
Reported sales percent change, adjusted for impact of divestitures	8%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	8%

Process Automation and Technology
Reported sales percent change	16%
Less: Impact of divestitures to the prior period	—%
Reported sales percent change, adjusted for impact of divestitures	16%
Less: Foreign currency translation	—%
Less: Acquisitions	8%
Less: Other	—%
Organic sales percent change	8%

Industrial Automation
Reported sales percent change	(23)%
Less: Impact of divestitures to the prior period	(27)%
Reported sales percent change, adjusted for impact of divestitures	4%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	4%

We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, adjusted for the impact of divestitures to the prior period, and excluding the impact on sales from foreign currency translation, acquisitions for the first 12 months following the transaction date, and certain other items that are unusual or non-recurring in nature. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for the forward-looking measure of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Technologies Q3’26 Results - 12

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2026	2025	2025
Operating income	$740	$413	$1,171
Stock compensation expense[1]	104	22	153
Repositioning, other[2,3]	20	223	390
Pension and other postretirement service costs[4]	13	14	57
Amortization of acquisition-related intangibles[5]	131	135	509
Acquisition-related costs[6]	7	9	2
Divestiture-related costs[7]	2	—	—
ERP implementation costs[1]	9	—	—
Indefinite-lived intangible asset impairment[1]	—	—	44
Impairment of goodwill	—	—	724
Impairment of assets held for sale	—	—	270
Loss on Quantinuum[8]	—	50	187
Trademark licensing income[9]	36	—	—
Segment profit	$1,062	$866	$3,507

Operating income	$740	$413	$1,171
÷ Segment sales	4,994	4,929	19,915
Operating income margin %	14.8%	8.4%	5.9%
Segment profit	$1,062	$866	$3,507
÷ Segment sales	4,994	4,929	19,915
Segment profit margin %	21.3%	17.6%	17.6%

1	Included in Selling, general and administrative expenses.
2	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
5	Included in Cost of products and services sold.
6	Included in Cost of products and services sold. Includes acquisition-related fair value adjustments to inventory.
7	Included in Selling, general and administrative expenses.
8	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. Included in Net sales, Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
9	Included in segment profit and recorded within Other (income) expense.
We define operating income as segment sales less total cost of products and services sold, research and development expenses, selling, general and administrative expenses, impairment of goodwill, and impairment of assets held for sale. We define segment profit, on an overall Honeywell Technologies basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, repositioning and other charges, trademark licensing income, and the results of Quantinuum. We define segment profit margin, on an overall Honeywell Technologies basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall company basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to
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Honeywell Technologies Q3’26 Results - 13

the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Technologies Q3’26 Results - 14

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2026	2025	2025	2026(E)
Earnings per share of common stock from continuing operations - diluted[1]	$2.40	$2.99	$3.24	$21.88 - $21.93
Pension income[2]	(0.21)	(0.18)	(0.13)	No Forecast
Amortization of acquisition-related intangibles[3]	0.32	0.32	1.20	1.20
Acquisition-related costs[4]	0.10	0.05	0.11	0.12
Divestiture-related costs[5]	(0.04)	0.57	0.81	No Forecast
Debt restructuring costs[6]	—	—	—	0.71
ERP implementation costs[7]	0.02	—	—	0.08
Impairment of assets held for sale[8]	—	—	0.65	0.74
Indefinite-lived intangible asset impairment[9]	—	—	0.14	—
Impairment of goodwill[10]	—	—	2.25	—
(Gain) loss on sale of business[11]	(0.67)	—	0.09	(0.69)
Gain related to Resideo indemnification and reimbursement agreement termination[12]	—	(2.51)	(2.50)	—
Adjustment to estimated future environmental liabilities[13]	—	0.07	0.07	—
Loss on settlement of divestiture of asbestos liabilities[14]	—	0.35	0.35	—
Impact of Russia-Ukraine conflict[15]	—	—	—	0.02
Gain on deconsolidation of Quantinuum[16]	—	—	—	(15.83)
Equity loss of Quantinuum[17]	0.35	—	—	No Forecast
Loss on Quantinuum[18]	—	0.04	0.18	0.17
Adjusted earnings per share of common stock from continuing operations - diluted	$2.27	$1.70	$6.46	$8.40 - 8.45

1
For the three months ended September 30, 2026 and 2025, adjusted earnings per share utilizes weighted average shares of 319.2 million and 319.4 million, respectively. For the twelve months ended December 31, 2025, adjusted earnings per share utilizes weighted average shares of 321.4 million. For the twelve months ended December 31, 2026, expected earnings per share utilizes weighted average shares of approximately 319.4 million.

2
For the three months ended September 30, 2026 and 2025, pension income was $67 million and $58 million, net of tax expense of $22 million and $18 million, respectively. For the twelve months ended December 31, 2025, pension income was $40 million, net of tax expense of $25 million.

3
For the three months ended September 30, 2026 and 2025, acquisition-related intangibles amortization includes $102 million and $102 million, net of tax benefit of $29 million and $33 million, respectively. For the twelve months ended December 31, 2025, acquisition-related intangibles amortization includes $386 million, net of tax benefit of $123 million. For the twelve months ended December 31, 2026, the expected adjustment for acquisition-related intangibles amortization includes approximately $382 million, net of tax benefit of approximately $90 million.

4
For the three months ended September 30, 2026 and 2025, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs was $31 million and $17 million, net of tax benefit of $9 million and $5 million, respectively. For the twelve months ended December 31, 2025, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was $35 million, net of tax benefit of $10 million. For the twelve months ended December 31, 2026, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs, is approximately $39 million, net of tax benefit of approximately $12 million.

5
For the three months ended September 30, 2026 and 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction, separation and simplification costs, was $12 million and $180 million, net of tax benefit of $182 million and tax expense of $122 million, respectively. For the twelve months ended December 31, 2025, the adjustment for divestiture-related costs was $262 million, net of tax expense of $31 million.

6	For the twelve months ended December 31, 2026, the expected adjustment for debt restructuring costs excluding spin-off impact is $228 million, net of tax benefit of $70 million.
7
For the three months ended September 30, 2026, the adjustment for ERP implementation costs was $7 million, net of tax benefit of $2 million. For the twelve months ended December 31, 2026, the expected adjustment for ERP implementation costs is approximately $26 million, net of tax benefit of approximately $6 million.

8	For the twelve months ended December 31, 2025, the impairment charge of assets held for sale was $209 million, net of tax benefit of $61 million. For the twelve months ended December 31, 2026, the expected impairment charge of assets held for sale is $236 million, net of tax benefit of $75 million.
9	For the twelve months ended December 31, 2025, the impairment charge of indefinite-lived intangible assets associated with the Industrial Automation reportable segment was $44 million, without tax benefit.
10	For the twelve months ended December 31, 2025, the impairment charge of goodwill associated with the Industrial Automation reportable segment was $724 million, without tax benefit.
11
For the three months ended September 30, 2026, the (gain) loss on sale of personal protection equipment business was $216 million, net of tax expense of $123 million. For the twelve months ended December 31, 2025, the adjustment for loss on sale of the personal protective equipment business was $28 million, net of tax benefit of $2 million. For the twelve months ended December 31, 2026, the expected gain on sale of personal protection equipment business is $221 million, net of tax expense of $124 million.

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Honeywell Technologies Q3’26 Results - 15

12	For the three months ended September 30, 2025, the gain related to the Resideo indemnification and reimbursement agreement termination was $802 million, without tax impact. For the twelve months ended December 31, 2025, the gain related to the Resideo indemnification and reimbursement agreement termination was $802 million, without tax impact.
13	For the three months ended September 30, 2025, the adjustment to increase environmental liabilities was $22 million, net of tax benefit of $7 million. For the twelve months ended December 31, 2025, the adjustment to increase environmental liabilities was $22 million, net of tax benefit of $7 million.
14	For the three months ended September 30, 2025, the adjustment for loss on settlement of divestiture of asbestos liabilities was $112 million, net of tax benefit of $36 million. For the twelve months ended December 31, 2025, the adjustment for loss on settlement of divestiture of asbestos liabilities was $112 million, net of tax benefit of $36 million.
15	For the twelve months ended December 31, 2026, the expected adjustment for the impact of the Russia-Ukraine conflict is approximately $6 million, net of tax benefit of approximately $2 million.
16	Includes the gain from the deconsolidation of Quantinuum of $5,057 million, net of tax expense of $1,572 million.
17
For the three months ended September 30, 2026, the adjustment for equity losses on Quantinuum is $112 million, net of tax benefit of $35 million. The equity losses of Quantinuum are based on our proportionate share of Quantinuum's earnings or losses, which are outside of the Company's control. We therefore do not include an estimate for these amounts.

18	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. For the three months ended September 30, 2025, the net income adjustment for Quantinuum was $35 million, net of tax benefit of $11 million. The net adjustment also reflects an adjustment to NCI of $16 million for the three months ended September 30, 2025. For the twelve months ended December 31, 2025, the net income adjustment for Quantinuum was $135 million, net of tax benefit of $43 million. The net adjustment also reflects an adjustment to NCI of $78 million for the twelve months ended December 31, 2025. For the twelve months ended December 31, 2026, the expected net income adjustment for Quantinuum is approximately $107 million, net of tax benefit of approximately $33 million. The net adjustment also reflects an adjustment to NCI of approximately $55 million for the twelve months ended December 31, 2026.

We define adjusted earnings per share as diluted earnings per share from continuing operations adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, pension income or the divestiture-related costs. The pension income is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The divestiture-related costs are subject to detailed development and execution of separation restructuring and simplification plans for the recently completed separation of Honeywell Technologies and Honeywell Aerospace. The equity losses of Quantinuum are based on our proportionate share of Quantinuum's earnings or losses, which are outside of the Company's control. We therefore do not include an estimate for these amounts. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Technologies Q3’26 Results - 16

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Twelve Months Ended December 31, 2026(E)
Cash provided by operating activities from continuing operations	$607	$2,306	$2.1
Capital expenditures	(77)	(150)	~(0.6)
Separation-related cost payments	158	2	~0.5
Quantinuum	—	31	~0.1
Resideo indemnification and reimbursement agreement termination payment	—	(1,590)	—
Free cash flow	$688	$599	~$2.1
We define free cash flow as cash provided by operating activities from continuing operations less cash for capital expenditures and excluding spin-off and separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, the cash payment for settlement of divestiture of asbestos liabilities, and cash flows attributable to Quantinuum.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

Honeywell Technologies Q3’26 Results - 17

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Reconciliation of Net Income Attributable to Honeywell Technologies to Adjusted Net Income Attributable to Honeywell Technologies, and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

Three Months Ended September 30, 2026
Cash provided by operating activities from continuing operations	$607
Capital expenditures	(77)
Separation-related cost payments	158
Free cash flow	$688
Net income attributable to Honeywell Technologies from continuing operations	$767
Pension income[1]	(67)
Amortization of acquisition-related intangibles[2]	102
Acquisition-related costs[3]	31
Divestiture-related costs[4]	(12)
ERP implementation costs[5]	7
Gain on sale of business[6]	(216)
Equity loss of Quantinuum[7]	112
Adjusted net income attributable to Honeywell Technologies	$724
Cash provided by operating activities from continuing operations	$607
÷ Net income attributable to Honeywell Technologies from continuing operations	$767
Operating cash flow conversion %	79%
Free cash flow	$688
÷ Adjusted net income attributable to Honeywell Technologies	$724
Adjusted free cash flow conversion %	95%

1	For the three months ended September 30, 2026, pension income was $67 million, net of tax expense of $22 million.
2	For the three months ended September 30, 2026, acquisition-related intangibles amortization includes $102 million net of tax benefit of $29 million.
3
For the three months ended September 30, 2026, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs was $31 million, net of tax benefit of $9 million.

4
For the three months ended September 30, 2026, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction, separation and simplification costs, was $12 million, net of tax benefit of $182 million.

5	For the three months ended September 30, 2026, the adjustment for ERP implementation costs was $7 million, net of tax benefit of $2 million.
6	For the three months ended September 30, 2026, the gain on sale of personal protection equipment business was $216 million, net of tax expense of $123 million.
7	For the three months ended September 30, 2026, the adjustment for equity losses on Quantinuum is $112 million, net of tax benefit of $35 million.

We define free cash flow as cash provided by operating activities from continuing operations less cash for capital expenditures and excluding separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, the cash payment for settlement of divestiture of asbestos liabilities, and cash flows attributable to Quantinuum. We define adjusted net income attributable to Honeywell Technologies as net income attributable to Honeywell Technologies from continuing operations adjusted to exclude various items as listed above. We define adjusted free cash flow conversion as free cash flow divided by adjusted net income attributable to Honeywell Technologies.

We believe that free cash flow and adjusted free cash flow conversion are non-GAAP measures that are useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. These measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.